 Exhibit (a)(1)(D)
OFFERS TO PURCHASE FOR CASH ALL OF THE OUTSTANDING COMMON
SHARES AND SWEDISH DEPOSITARY RECEIPTS REPRESENTING COMMON SHARES
OF
MILLICOM INTERNATIONAL CELLULAR S.A.
FOR
USD 24.00 PER COMMON SHARE AND USD 24.00 PER SWEDISH DEPOSITARY RECEIPT
PURSUANT TO THE OFFER TO PURCHASE DATED JULY 1, 2024
BY
ATLAS LUXCO S.À R.L.
THE OFFERS WILL EXPIRE AT ONE MINUTE AFTER 10:59 A.M. EST, OR ONE MINUTE AFTER
4:59 P.M. CEST ON AUGUST 16, 2024, UNLESS THE OFFERS ARE EXTENDED.
July 1, 2024
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated July 1, 2024 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer by Atlas Luxco S.à r.l., a private limited liability company (société à responsabilité limitée) existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 53, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg (“Luxembourg”), with corporate registration number B274990 with the Luxembourg Trade and Companies Registry (R.C.S. Luxembourg) (“Atlas” or the “Purchaser”), a subsidiary of Atlas Investissement S.A.S., a simplified joint-stock company (société par actions simplifiée), having its registered office at 16 Rue de la Ville-l’Évêque, FR-75008 Paris, France with corporate registration number 908 070 188 with the Paris Trade and Companies Registry (R.C.S Paris) (the “Parent”), which is a majority-owned subsidiary of NJJ Holding S.A.S., a simplified joint-stock company (société par actions simplifiée) domiciled in Paris, France, wholly-owned by Xavier Niel, to purchase, through separate but concurrent offers in Sweden (the “Swedish Offer”) and the United States (the “US Offer”), all of the outstanding common shares (CUSIP L6388F110), with nominal value USD 1.50 per share (each, a “Common Share,” and collectively, the “Common Shares”), including Swedish Depositary Receipts (ISIN: SE0001174970) representing Common Shares (each Swedish Depositary Receipt represents one Common Share) (each, an “SDR,” and collectively, the “SDRs,” and together with the Common Shares, the “Shares”) of Millicom International Cellular S.A., a public limited liability company (société anonyme) existing under the laws of Luxembourg, having its registered office at 2, rue du Fort Bourbon, L-1249 Luxembourg, with corporate registration number B40630 with the Luxembourg Trade and Companies Registry (R.C.S. Luxembourg) (“Millicom” or the “Company”), for USD 24.00 per Common Share and USD 24.00 per SDR (each such amount, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, and for the US Offer the accompanying Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and together with the Offer to Purchase and other materials related to the Swedish Offer and the US Offer, as each may be amended or supplemented from time to time, the “Offers”).
We or our nominees are the holder of record of Common Shares held for your account. A tender of such Common Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Common Shares held by us or our nominees for your account.
We request instructions as to whether you wish us to tender any or all of the Common Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:
1.
The Offer Price for the US Offer is $24.00 per Common Share, in cash, without interest and less any applicable tax withholding.

2.
The US Offer is being made for all issued and outstanding Common Shares.

3.
The Offers will expire at the Expiration Date. The term “Expiration Date” means one minute following 10:59 a.m., Eastern Time, on August 16, 2024, unless Purchaser has extended the Offer (in which event the “Expiration Date” will mean the latest time and date at which the Offers, as so extended by Purchaser, will expire).

4.
The obligation of Purchaser to accept for payment and pay for Common Shares validly tendered (and not properly withdrawn) pursuant to the US Offer is subject to the conditions set forth in under “The Tender Offers — Terms of the Offers — Conditions for Completion of the Offers” in the Offer to Purchase. The Offers are not subject to any financing condition.

If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Common Shares, all such Common Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The US Offer is being made to all holders of Common Shares. Other than as disclosed in the Offer to Purchase, Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. If Purchaser becomes aware of any US state in which the making of the US Offer or the acceptance of Common Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a US state statute, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the US Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Common Shares in such state. In any jurisdictions where applicable laws require the US Offer to be made by a licensed broker or dealer, the US Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM WITH RESPECT TO
OFFERS TO PURCHASE FOR CASH ALL OF THE OUTSTANDING COMMON
SHARES AND SWEDISH DEPOSITARY RECEIPTS REPRESENTING COMMON SHARES
OF
MILLICOM INTERNATIONAL CELLULAR S.A.
FOR
USD 24.00 PER COMMON SHARE AND USD 24.00 PER SWEDISH DEPOSITARY RECEIPT
PURSUANT TO THE OFFER TO PURCHASE DATED JULY 1, 2024
BY
ATLAS LUXCO S.À R.L.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 1, 2024 (as amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer by Atlas Luxco S.à r.l., a private limited liability company (société à responsabilité limitée) existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 53, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg (“Luxembourg”), with corporate registration number B274990 with the Luxembourg Trade and Companies Registry (R.C.S. Luxembourg) (“Atlas” or the “Purchaser”), is a subsidiary of Atlas Investissement S.A.S., a simplified joint-stock company (société par actions simplifiée), having its registered office at 16 Rue de la Ville-l’Évêque, FR-75008 Paris, France with corporate registration number 908 070 188 with the Paris Trade and Companies Registry (R.C.S Paris) (the “Parent”), which is a majority-owned subsidiary of NJJ Holding S.A.S., a simplified joint-stock company (société par actions simplifiée) domiciled in Paris, France, wholly-owned by Xavier Niel, to purchase, through separate but concurrent offers in Sweden (the “Swedish Offer”) and the United States (the “US Offer”), all of the outstanding common shares (CUSIP L6388F110), with nominal value USD 1.50 per share (each, a “Common Share,” and collectively, the “Common Shares”), including Swedish Depositary Receipts (ISIN: SE0001174970) representing Common Shares (each Swedish Depositary Receipt represents one Common Share) (each, an “SDR,” and collectively, the “SDRs,” and together with the Common Shares, the “Shares”) of Millicom International Cellular S.A., a public limited liability company (société anonyme) existing under the laws of Luxembourg, having its registered office at 2, rue du Fort Bourbon, L-1249 Luxembourg, with corporate registration number B40630 with the Luxembourg Trade and Companies Registry (R.C.S. Luxembourg) (“Millicom” or the “Company”), for USD 24.00 per Common Share and USD 24.00 per SDR (each such amount, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, and for the US Offer the accompanying Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and together with the Offer to Purchase and other materials related to the Swedish Offer and the US Offer, as each may be amended or supplemented from time to time, the “Offers”).
The undersigned hereby instruct(s) you to tender to Purchaser the number of Common Shares indicated below (or, if no number is indicated, all Common Shares) which are held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the US Offer.
The undersigned understands and acknowledges that all questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Common Shares will be determined by Purchaser, in its sole discretion, which determination will be final and binding. In addition, the undersigned understands and acknowledges that:
1.
Purchaser reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in the opinion of Purchaser, be unlawful and waive any defect or irregularity in the tender of any Common Shares by any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders.

2.
No tender of Common Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to the satisfaction of Purchaser.

3.
None of Parent, Purchaser, Millicom or any of their respective affiliates or assigns, Broadridge Corporate Issuer Solutions, LLC, in its capacity as the depositary and paying agent, D.F. King & Co., Inc. and D.F. King Ltd, in its capacity as the information agent, or any other person will be under any duty to give notice of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
Number of Shares to be Tendered:	SIGN HERE Signature(s)
Shares*
Account No.:
Dated: , 2024	Please Print Name(s) and Address(es) Here
Area Code and Phone Number
Tax Identification Number or Social Security Number

*
Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.